UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 20, 2024, The Real Good Food Company, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”) virtually via live webcast. Present at the Meeting in person or by proxy were holders of 14,576,966 shares of Class A Common Stock of the Company, par value $0.0001 per share, (the “Class A Common Stock”), 10,207,520 shares of Class B Common Stock of the Company, par value $0.0001 per share, (the “Class B Common Stock”), and 6,876,814 shares of Series A Preferred Stock, par value $0.0001 per share, (the “Series A Preferred Stock”) of the Company, which together represented 76.3%1 of the total voting power of all outstanding shares of capital stock of the Company as of November 18, 2024, the record date for the Meeting, and constituted quorum for the transaction of business at the Meeting.

The stockholders of the Company voted on the following proposals at the Meeting:

1. The amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s Class A Common Stock, Class B Common Stock, and Series A Preferred Stock, by a ratio in the range of 5:1 to 30:1, to be determined by the Company’s board of directors;

2. The amendment of the Company’s Certificate to allow for the issuance of additional shares of Class B Common Stock pursuant to the terms of that certain Exchange Agreement, dated September 20, 2024 (the “Exchange Agreement”), by and among the Company, certain affiliates of Emblem Investments Fund I, LP and PMC Financial Services Group, LLC (“PMC”);

3. The issuance of (i) shares of Class B Common Stock and Class C units of Real Good Foods, LLC exchangeable into shares of Class A Common Stock in the amount up to 49.99% of our outstanding fully diluted equity and (ii) shares of Class A Common Stock issuable upon such exchange; and

4. The issuance of shares of Class A Common Stock in the amount up to 25.00% of our outstanding fully diluted equity, issuable upon the exercise of existing warrants held by PMC.

For more information about the foregoing proposals, see the Company’s Proxy Statement on Form DEF 14A, filed with the U.S. Securities and Exchange Commission on November 22, 2024.

Holders of the shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock are entitled to one vote per share. Holders of the shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock voted together as a single class on all matters submitted to a vote of stockholders at the Meeting, except for proposals 3 and 4, which the Series A Preferred Stock was excluded from voting upon.

The final voting results for each of these proposals are detailed below.

1. Amendment of the Certificate for reverse stock split

Votes For	Votes Against	Abstained	Broker Non-Votes
30,578,716	970,158	112,426	0

Based on the votes set forth above, the amendment of the Certificate for the reverse stock split was approved.

2. Amendment of the Certificate for purposes of the issuance of additional shares of Class B Common Stock

Votes For	Votes Against	Abstained	Broker Non-Votes
24,152,914	638,799	96,665	6,772,922

Based on the votes set forth above, the amendment of the Certificate for the issuance of Class B Shares was approved.

3. The issuance of shares of Class B Common Stock of the Company and Class C units of Real Good Foods, LLC, exchangeable into shares of Class A Common Stock in the amount up to 49.99% of our outstanding fully diluted equity.

Votes For	Votes Against	Abstained	Broker Non-Votes
17,217,535	670,199	123,830	6,772,922

Based on the votes set forth above, the issuance of shares of Class B Common Stock of the Company and Class C units of Real Good Foods, LLC was approved.

[1]

With respect to proposals 3 and 4, the Series A Preferred Stock was excluded from voting. As a result, holders of Class A Common Stock and Class B Common Stock present in person or by proxy at the Meeting represented 71.6% of the total voting power of Class A Common Stock and Class B Common Stock, and 59.7% of the total voting power of all shares.

4. The issuance of shares of Class A Common Stock in the amount up to 25.00% of the Company’s outstanding fully diluted equity, issuable upon the exercise of existing warrants held by PMC.

Votes For	Votes Against	Abstained	Broker Non-Votes
17,300,960	609,329	101,275	6,772,922

Based on the votes set forth above, the issuance of shares of Class A Common Stock up to 25.00% of the Company’s outstanding fully diluted equity was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: December 23, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer